SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2014

American Heritage International Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-181784	71-1052991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Tivoli Village, 410 South Rampart Rd, Ste 390, Las Vegas, Nevada	89145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 726-6836

2087 Desert Prairie St., Las Vegas, Nevada 89135 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 6, 2014, we entered into employment agreements with our executive officers and directors, Anthony Sarvucci and Vincent Bonifatto, and on March 14, 2014, we entered into an Advisory Board Services Agreement with David Goerlitz in connection with his newly appointed service as an advisory board member. The terms of the respective agreements are set forth below.

Pursuant to the terms and conditions of the Employment Agreement with Anthony Sarvucci “Sarvucci”:

▪	During the initial term and during the continuance of this Agreement, American Heritage agrees to retain Sarvucci as President and Chief Executive Officer of American Heritage and Sarvucci agrees to accept this senior officer position. Sarvucci shall initially commit and provide to American Heritage the services on a reasonably full-time basis during the full term of this Agreement;
▪	The initial term of this Agreement is for a period of 24 months commencing on October 1, 2013 (the “effective date”).
▪	Sarvucci shall be compensated for his services from the effective date to the termination date at the gross annual fee of $60,000, such fee to accrue monthly at $5,000 per month.

Pursuant to the terms and conditions of the Employment Agreement with Vincent Bonifatto “Bonifatto”:

▪	During the initial term and during the continuance of this Agreement, American Heritage agrees to retain Bonifatto Chief Financial Officer of American Heritage and Bonifatto agrees to accept this senior officer position. Bonifatto shall initially commit and provide to American Heritage the services on a reasonably full-time basis during the full term of this Agreement;
▪	The initial term of this Agreement is for a period of 24 months commencing on October 1, 2013 (the “effective date”).
▪	Bonifatto shall be compensated for his services from the effective date to the termination date at the gross annual fee of $60,000, such fee to accrue monthly at $5,000 per month.

Pursuant to the terms and conditions of the Advisory Board Services Agreement with David Goerlitz:

▪	The initial term of this Agreement is for a period of 12 months commencing on March 14, 2014 (the “effective date”);
▪	Mr. Goerlitz shall be compensated for his services from the effective date to the termination date at the gross annual fee of US$60,000 payable in common shares, such fee shall be in the monthly amount of US$5,000, payable on the last day of each month and based on the bid price our common shares of that day or next trading day, commencing March 14, 2014.
▪	Mr. Goerlitz will be paid a signing bonus of 20,000 restricted common shares; and
▪	Mr. Goerlitz will be paid an appearance fee of $500 per day for appearances requiring travel.

The foregoing description of the Employment Agreements and Advisory Board Services Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreements filed as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On March 14, 2014 we granted 20,000 shares of common stock to David Goerlitz under the terms of his Employment Agreement with our company.

The issuance of the above shares was made in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 and/or Regulation D promulgated thereunder.

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Items 1.01 and 3.02 is incorporated into this Item 5.02 by reference.

Section 8 – Other Events

Item 8.01 Other Events

On March 17, 2014, we issued a press release announcing the appointment of David Goerlitz as an advisory board member of the company, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated March 6, 2014 with Anthony Sarvucci
10.2	Employment Agreement, dated March 6, 2014 with Vincent Bonifatto
10.3	Advisory Board Services Agreement, dated March 14, 2014 with David Goerlitz
99.1	Press Release dated March 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Heritage International Inc.

/s/ Anthony Sarvucci

Anthony Sarvucci

Chief Executive Officer

Date: March 19, 2014

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